Sino-Global Announces Establishment of New Subsidiary in Perth, Australia

BEIJING, July 9 /Xinhua-PRNewswire/ -- Sino-Global Shipping America, Ltd. (Nasdaq: SINO) (“Sino-Global”), a leading, non-state-owned provider of shipping agency services in China, today announced it has established its first operating subsidiary outside of China, Sino-Global Shipping Australia Pty, Ltd. (“Sino-Global Australia”) in Perth, Australia. In addition to the unloading ports Sino-Global currently services in China, Sino-Global Australia will enable the company to expand its offering of comprehensive shipping agency services into loading ports in Western Australia.

“We’re committed to building a platform that reduces our customers’ costs, simplifies shipping procedures and differentiates Sino-Global from our competitors,” said Mr. Lei Cao, Sino-Global’s chief executive officer. “Since we began providing shipping agency services to Chinese companies in 2001, China’s growing need for iron ore has increased the number of ships that our clients operate out of Western Australian ports. Establishing this new subsidiary in Perth is a key component of our development strategy and will allow us to provide our full range of shipping agency services to our current and future customers on both ends of the shipping process.”

Sino-Global Australia will offer shipping agency services surrounding the entire shipping process to ships entering and leaving some of Western Australia’s busiest ports, including Dampier, Hedland and Walcott. The company also noted that it expects the new subsidiary to enhance service to its existing clients, especially those operating in the steel industry, and to attract new business opportunities.

Australia has become the world’s largest iron ore exporter to China. According to statistics from China Customs, approximately 145 million tons of iron ore, or 36 percent of the overall 400 million tons imported into China, were transported from Western Australia in 2007. Perth is the capital and largest city of Western Australia.

About Sino-Global Shipping America, Ltd.

Registered in the United States in 2001 and operating primarily in Mainland China, Sino-Global is a leading, non-state-owned provider of high-quality shipping services. With local branches in five of China’s 76 ports and contractual arrangements in all those where it does not have branch offices, Sino-Global is able to offer efficient, high-quality services to shipping companies entering Chinese ports.

Sino-Global provides comprehensive yet customized shipping services to ship owners, operators and charters including intelligence, planning, real-time analysis and on-the-ground implementation and logistics support. Sino-Global has achieved both ISO9000 and UKAS certifications.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. Specifically, Sino-Global cannot guarantee that the establishment of a subsidiary in Australia, the commencement of operations in Australia or any planned expansion of services will produce any revenues or meet the prospects referenced herein. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For investor and media inquiries, please contact:

In the United States:
Ms. Manxi Liu
Ogilvy Financial, New York
Tel:   +1-212-880-5361
Email: Manxi.Liu@ogilvypr.com

In China:
Ms. Flora Tian
Ogilvy Financial, Beijing
Tel:   +86-10-8520-6524
Email: Flora.Tian@ogilvy.com